UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 20, 2022

Date of Report (Date of earliest event reported)

333-188401

Commission File Number

RENAVOTIO, INC.
(Exact name of registrant as specified in its charter)

Nevada	99-0385424
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

601 South Boulder Ave., Suite 600, Tulsa, OK	74119
(Address of principal executive offices)	(Zip Code)

(888) 928-1312

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Renavotio, Inc. is referred to herein as “Renavotio”, “we”, “our”, or “us”.

ITEM 8.01. OTHER EVENTS

On May 20, 2022, Renavotio Medical, LLC, an Oklahoma Limited Liability Company and our wholly owned subsidiary (“Renavotio Medical”),  and Kyocera Medical Technologies, Inc , a California corporation (“Kyocera”), completed a Reseller Agreement between the two companies. Kyocera is in the business of 3D designing, manufacturing, and distributing products in the trauma, spine and orthopedic surgery areas (the “Products”).  Renavotio Medical, referred to in the Agreement as the “Distributor”,  is in the business of distributing the Products as the Reseller in the Agreement. Pursuant to the Agreement, Kyocera has appointed Renavotio Medical as the exclusive distributor of the Products in the “Territory”, which is defined as the following countries for which Renavotio will be the exclusive distributor: Bahrain; Iraq; Kuwait; Oman; Saudi Arabia; and the United Arab Emirates. As the exclusive distributor, Renavotio Medical will pay the agreed to cost of products and resell to its targeted  clients as agreed in the exclusive territory assigned to Renavotio Medical.

ITEM 9.01. FINANCIAL STATEMENTS & EXHIBITS

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 25, 2022	By:	/s/ William Robinson
William Robinson
Chief Executive Officer

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